EMPLOYMENT SERVICES AGREEMENT

THIS AGREEMENT (“Agreement” or “Contract”) is between Peninsula Holdings Ltd, having its principal place of business in Victoria, Mahe, Seychelles ("Peninsula"); and Vantage Health, a publicly quoted Nevada Corporation having its principal place of business in Los Angeles, California, and Cape Town, South Africa ("Vantage").

WHEREAS, Vantage has offered to engage the services of Peninsula under the terms and conditions set forth below and Peninsula has accepted the engagement under those terms and conditions,

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties agree as follows:

1. EMPLOYMENT. Vantage will engage Peninsula to provide the services of an Executive (“Executive”), who will serve as Chief Executive Officer and Director of Vantage, in accordance with the terms of this Agreement. During the term of this Agreement, and excluding any periods of vacation and sick leave to which Executive is entitled, the Executive shall devote his attention and time to the business and affairs of Vantage and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, shall use the Executive's best efforts to perform faithfully and efficiently such responsibilities, which responsibilities are annexed hereto as Exhibit A – Executive’s Job Description.

2. TERM. This Contract will become effective when signed by Vantage and Peninsula, and shall remain in effect for a period of two years thereafter, unless earlier terminated under the provisions of Paragraph 6 herein.

3. COMPENSATION. (a) Fee: Peninsula shall be paid, on a monthly basis, a minimum base annual fee of $96,000, which fee will be subject to adjustment annually by Vantage’s Board of Directors. (b) Stock: Peninsula shall receive 1 million (one million) shares of Vantage’s common stock upon signing this Agreement (“Compensation Stock”), which shares shall be restricted according to US SEC Rule 144. The compensation stock award shall be subject to the terms and conditions in Paragraph 6 herein. In addition, Peninsula shall be eligible to receive a further stock award, on the following basis: Subject to the terms and conditions in Paragraph 6 herein, Peninsula shall be entitled to receive 500,000 (five hundred thousand) shares of Vantage’s Restricted common stock (“Bonus Stock 1”) in the event the closing price of Vantage’s shares on January 31, 2014, is recorded at $0.50 or higher, or alternatively, Peninsula shall be entitled to receive 300,000 (three hundred thousand) shares of Vantage’s Restricted common stock (“Bonus Stock 2”) in the event the closing price of Vantage’s shares on January 31, 2014, is recorded at $0.49 or lower. (c) Cash Bonus: Subject to the terms and conditions in Paragraph 6 herein, Peninsula shall be eligible to receive 10% (ten percent) of the net profit attributable to Vantage (“dividend”) and which is derived solely from Vantage’s African operations, subject to audit under US GAAP and payable 30 (thirty) days following Vantage’s receipt of the dividend.

4. EXPENSES. Executive shall be entitled to receive reimbursement from Vantage for reasonable travel and entertainment expenses accrued by him in the ordinary course of business on behalf of Vantage. Executive shall maintain accurate records of such expenses and provide Vantage with proper documentation, receipts, etc., in this respect.

5. VACATION/MEDICAL LEAVE. Executive shall be entitled to two weeks of paid vacation per year. In the event of illness, and subject to the terms and conditions contained in Paragraph 6 herein, Executive shall be entitled to ten days of paid medical leave per year, and shall provide Vantage with proof of illness in the form of a medical certificate, signed by a qualified physician.

6. TERMINATION OF SERVICES. Peninsula's engagement may be terminated by Vantage for good cause (defined below), upon Executive's disability (defined below) or without cause. Peninsula may terminate its engagement hereunder for good reason (defined below) or without reason. Upon termination of the Agreement by Vantage for good cause, Peninsula shall receive one month’s service fee in cash, and shall forfeit its right to receive any Company stock awards not yet vested at the date of Peninsula’s termination of services. Further, and in the event Peninsula’s services are terminated for good cause, Peninsula shall forfeit its right to any cash bonus not yet paid, regardless of the date of the termination of Peninsula’s services. In the event Peninsula’s services are terminated for good cause within 12 (twelve) months of this Agreement being executed, Peninsula agrees to return 800,000 (eight hundred thousand) shares of Compensation Stock to Vantage, and Vantage shall cancel this portion of the Compensation Stock on its books and return the shares to Vantage’s Treasury.

a. Termination without good cause or by Peninsula for good reason. If the services are terminated by Vantage without good cause or by Peninsula for Good Reason, Peninsula will be entitled to a lump sum payment equal to the sum of one years' base service fee, plus any stock award and cash bonus entitlement that Peninsula would have received for the year in which Peninsula’s service agreement is terminated.

b. Termination Due to Disability of Executive. If Executive is unable to substantially perform the duties of his position because of physical or mental impairment or illness for an aggregate of three months during any twelve month period, Vantage may elect to terminate Peninsula’s service agreement, in which case all obligations of Vantage under this agreement shall terminate, except that Peninsula shall be entitled to keep any shares of common stock that Vantage has already issued to Peninsula, and receive a payment of one month’s service fee at the time Peninsula’s service agreement is terminated. For purposes of this paragraph "disability" means the absence of the Executive from the Executive's duties with Vantage due to physical or mental incapacity, which incapacity and its cause for such absence is determined by a physician selected by Vantage or its insurers and acceptable to Peninsula or Peninsula’s legal representative.

Termination with good cause. As used throughout this Agreement, "good cause" means and is limited to (i) action by the Executive involving willful and wanton malfeasance involving specifically a wholly wrongful act; (ii) the Executive being convicted of, or pleading guilty/nolo contendere to, a felony; (iii) an intentional, material and substantial violation by the Executive of a rule, regulation, policy or procedure of Vantage generally applicable to all employees; (iv) a substantial and material neglect of Executive's duties, which remains uncorrected after written notice thereof and a cure period of fifteen days; or (v) a material failure by the Executive to follow a directive of the Board of Directors of Vantage or Vantage’s Chairman, but only if such directive does not require the Executive to violate Company policy or professional or ethical responsibilities.

During the term of this Agreement it shall not be a violation of this Agreement for the Executive to serve on a corporate, civic or charitable board or committee, deliver lectures, fulfill speaking engagements or to manage personal investments, so long as such activities do not violate applicable corporate policy or procedures as in effect on the effective date of this Agreement and do not materially interfere with the performance of Executive's duties and responsibilities. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the effective date of this Agreement, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the effective date of this Agreement shall not thereafter be deemed to interfere with the performance of Executive's duties hereunder or to the Executive's responsibilities to Vantage.

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Termination for good reason. As used herein, the term "Good Reason" means a material diminution of the Executive's authorities, duties, responsibilities, or status (including offices, titles, and reporting requirements); a reduction in Peninsula’s service fees or any material reduction by Vantage of Peninsula’s other compensation or benefits from that in effect as of the effective date of this Agreement; provided, however, that Peninsula will not have "Good Reason" to terminate the agreement for the foregoing reasons unless the condition continues uncorrected for thirty or more days after written notice to the Board specifying the condition(s) with specific reference to this provision of the Agreement. If a sale or transfer of Vantage's assets or stock or any other transaction results in Peninsula no longer being engaged by a corporation controlled by Vantage, Peninsula will be deemed to have Good Reason to terminate the Agreement, unless the purchaser or subsequent employer offers Peninsula a service agreement which is at a location which is within 100 kilometres of Executive's then-primary office location and accepts a full and complete assignment of this Agreement and agrees to discharge all obligations to Peninsula hereunder, including but not limited to offering an engagement which is substantially equivalent in duties, responsibilities and status.

7. NON DISCLOSURE OF CONFIDENTIAL INFORMATION. Peninsula covenants and agrees that during and for a period of two years after termination of this agreement, whether the termination is voluntary or involuntary and regardless of the reason therefor, Peninsula agrees to hold and safeguard for the benefit of Vantage all Confidential Information acquired or developed during the service relationship. Peninsula will not, without the prior written consent of the Board of Directors of Vantage, during the agreement term or thereafter, misappropriate, use for their own advantage, disclose or otherwise make available Confidential Information to any person, except in the good faith performance of Executive's job duties while engaged by Vantage to persons having a need to know such information for the benefit of Vantage. Before disclosing Confidential Information under the compulsion of legal process, Peninsula agrees to give prompt notice to Vantage of the fact that they have been served with legal process that may require the disclosure of such Information.

Upon termination of Peninsula’s service agreement, Peninsula agrees to immediately return to Vantage all Confidential Information in their possession or under their control. Peninsula agrees that it will not retain any copies or reproductions of Confidential Information.

“CONFIDENTIAL INFORMATION”. The following definitions apply to this Paragraph:

Confidential Information, as used in this Agreement, includes, but is not limited to, non-public Company information relating to: manufacturing processes; product formulations; research and development activities; inventions and inventions in process; expansion or acquisition plans; existing and prospective marketing plans and activities; past, existing and future litigation and litigation strategies; the identity of all customers' key employees, contact persons and requirements; operating costs; prices and other customer contract provisions; bid or proposal opportunities; the identities and compensation arrangements of key employees of Vantage; business plans and strategies; and other non-public information which is of value to Vantage or to a competitor regardless of whether such information is patented, patentable, copyrighted, or technically classifiable as a trade secret.

8. RESTRAINT OF TRADE / NON-COMPETE. Peninsula covenants and agrees that during and for a period of two years after termination of Peninsula’s service agreement, whether the termination is voluntary or involuntary and regardless of the reason therefor, Peninsula will not solicit or induce, or attempt to solicit or induce, any employee of Vantage to terminate employment or to become employed by another person or entity which is engaged in a Competitive Business. Peninsula agrees, during the two-year period after termination of Peninsula’s service agreement with Vantage, that Peninsula shall not accept any offer of employment, consulting agreement or ownership opportunity which may involve a Competitive Business in the countries where Vantage supplies medical or pharmaceutical products, unless with the express prior written consent of Vantage. Notwithstanding the foregoing, Peninsula further agrees, that upon acceptance of any offer to become an employee or consultant of a Competitive Business, to make full disclosure of the existence and contents of this Paragraph to the prospective employer or principal, and hereby authorizes Vantage to do the same.

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Peninsula recognizes that irreparable harm will result to Vantage if Peninsula were to breach the covenants of this Paragraph 8. Vantage shall have the right, therefore, in addition to and not in lieu of any other remedies which may be available at law or in equity, to apply to any Court of competent jurisdiction to restrain, temporarily and permanently, Peninsula from violating these provisions.

“COMPETITIVE BUSINESS”. The following definition applies to this paragraph:

The term Competitive Business means the manufacture or provision of the same products or services manufactured or provided by Vantage, and in the same countries, during Peninsula’s service agreement.

9. GENERAL. (a) This Agreement will be enforceable by, and shall inure to the benefit of, Vantage, its successors and assigns. The Agreement may be assigned by Vantage to a successor without the prior consent of Peninsula. (b) The failure or refusal of either party to enforce this Agreement or to assert a violation hereof in a particular situation shall not be, and shall not be regarded as, a waiver of any other or subsequent breach of the same or any other provision of this Agreement. (c) This Agreement may not be modified, amended or terminated orally, but only by a written agreement, which is signed by the Chairman of Vantage and by Peninsula. (d) This Agreement supersedes all prior and contemporaneous agreements, which relate to the terms and conditions of Peninsula’s service agreement. (e) The enforceability and interpretation of this Agreement shall be determined according to the laws of the State of Nevada, without regard to its choice or conflict of laws principles. (f) All claims or disputes between Peninsula and Vantage arising out of this Agreement shall be settled by final and binding arbitration conducted in Nevada under the American Arbitration Association's Dispute Resolution Rules. The claim shall be heard and decided by a single arbitrator selected in accordance with those Rules, except that the arbitrator shall be an attorney who has been a member of the Bar of a state for at least 15 years. The award rendered by the arbitration panel shall be final and binding as between the parties, their heirs, executors, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof. The party initiating an arbitration shall advance the required filing and administrative fees and the parties shall each advance one-half of the arbitrator's fee, pending issuance of an award allocating fees and expenses as provided in subparagraph (g) herein: (g) In any arbitration or other legal proceedings between the parties, if Peninsula substantially prevails it will be entitled to recover costs, including reasonable attorneys' fees and all arbitration expenses, from Vantage. If Peninsula does not substantially prevail and it is determined that the claim or defense of Peninsula was frivolous or without merit, Vantage shall be entitled to recover its costs, including reasonable attorneys' fees and arbitration expenses, from Peninsula.

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IN WITNESS WHEREOF, the parties have signed this Agreement on the 11th day of February 2012.

VANTAGE HEALTH

/s/ Dr. Lisa L. Ramakrishnan

By: Dr. Lisa L. Ramakrishnan

PENINSULA HOLDINGS LTD:

/s/ Brian Samuel Mougal

By: Brian Samuel Mougal

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Exhibit A – Executive’s Job Description

 ·         Serve as a director and Officer of Vantage Health, holding the positions and titles of Chief Executive Officer (CEO), and director and reporting to the Chairman and Vantage board.

·         Work closely with the Chairman to create a 5-year strategic Plan for Growth, and implement the processes required to achieve these growth objectives.

·         Lead overall day-to-day operations across the Group, including all subsidiary companies, with each subsidiary (division) Head reporting directly to the CEO.

·         Prepare quarterly and annual operating budgets and sales targets (“Budgets”) and present these Budgets to the Board prior to the start of each fiscal quarter.

·         Administer the Budgets as presented to the Board.

·         Evaluate staff and middle management performance on a quarterly basis and present a staff performance report on key individuals to the Board at the same time the Budgets are presented.

·         Create and coordinate management reporting system across each subsidiary.

·         Build revenue base across geographic boundaries.

·         Work with the Chairman to identify new growth opportunities that are relevant to the Plan for Growth.

·         Communicate the Vantage brand effectively.

·         Develop an accounting system that will allow for the efficient and accurate collection and dissemination of financial data across the Group, and allowing for a streamlined quarterly (10Q) and annual (10K) audit process.

·         Communicate with Vantage’s auditors and accounting support staff to make certain Vantage’s quarterly and annual financial statements are filed correctly and in good time.

·         Effectively create and manage the Supply Chain, with a view to maximizing economies of scale.

·         Responsibility for efficient and timely deliveries to Vantage’s customers.

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